                                                                  EXHIBIT 10.65




               Amended and Restated Lease and Security Agreement

                                 by and between


                      Nationwide Health Properties, Inc.,
                            a Maryland corporation,

                                 as "Landlord"



                                      and



                       Alternative Living Services, Inc.
                             a Delaware corporation

                                  as "Tenant"



                              Dated June 18, 1996

                               TABLE OF CONTENTS

                                                                                                                      Page
      1.    Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.1  Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.2  Renewal Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.3  Construction of Expansion Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

      2.    Original River Place Premises Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            2.1  Initial Term Minimum Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            2.2  Initial Term Additional Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            2.3  Renewal Term Minimum Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            2.4  Renewal Term Additional Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.5  Total Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.6  Rent Cap and Floor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

      3.    River Place Expansion Premises Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            3.1  Initial Term Expansion Premises Minimum Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            3.2  Initial Term Expansion Premises Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.3  Renewal Term Expansion Premises Minimum Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            3.4  Renewal Term Expansion Premises Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.5  Total Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.6  Expansion Premises Rent Cap and Floor.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.7  Proration for Partial Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            3.8  Form for Additional Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            3.9  Absolute Net Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

      4.    Taxes, Assessments and Other Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            4.1  Tenant's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            4.2  Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            4.3  Right to Protest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            4.4  Tax Bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            4.5  Other Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

      5.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.1  General Insurance Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.2  Fire and Other Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            5.3  Public Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.4  Professional Liability Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.5  Workers Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.6  Boiler Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            5.7  Business Interruption Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            5.8  Application of this Section 5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            5.9  Deductible Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

      6.    Use, Maintenance and Alteration of the Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            6.1  Tenant's Maintenance Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            6.2  Regulatory Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            6.3  Permitted Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            6.4  [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            6.5  No Liens; Permitted Contests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            6.6  Alterations by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            6.7  Capital Improvements Funded by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            6.8  Compliance With IRS Guidelines   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

      7.    Condition And Title Of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

      8.    Landlord and Tenant Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.1  Tenant Personal Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.2  Landlord's Security Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.3  Financing Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            8.4  Intangible Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

      9.    Representations And Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            9.1  Due Authorization And Execution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            9.2  Due Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            9.3  No Breach of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

      10.   Financial, Management and Regulatory Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            10.1  Monthly Facility Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            10.2  Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            10.3  Annual Financial Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            10.4  Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            10.5  Regulatory Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

      11.   Events of Default and Landlord's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            11.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            11.2  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            11.3  Receivership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            11.4  Late Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            11.5  Remedies Cumulative; No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            11.6  Performance of Tenant's Obligations by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            11.7  Waiver of Redemption Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

      12.   Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

      13.   Damage by Fire or Other Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
            13.1  Reconstruction Using Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
            13.2  Surplus Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
            13.3  No Rent Abatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

      14.   Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            14.1  Complete Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            14.2  Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            14.3  Lease Remains in Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

      15.   Provisions on Termination of Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            15.1  Surrender of Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            15.2  Removal of Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            15.3  Title to Personal Property Not Removed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            15.4  Management of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            15.5  Correction of Deficiencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

      16.   Notices and Demands . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

      17.   Right of Entry; Examination of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

      18.   Landlord May Grant Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

      19.   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

      20.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

      21.   Preservation of Gross Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

      22.   Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            22.1  Hazardous Material Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            22.2  Tenant Notices to Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            22.3  Extension of Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            22.4  Participation in Hazardous Materials Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            22.5  Environmental Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            22.6  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            22.7  Hazardous Materials Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
            22.8  Hazardous Materials Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

      23.   Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

      24.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

      25.   Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

      26.   Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

      27.   Conveyance by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      28.   Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      29.   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      30.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      31.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      32.   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      33.   Waiver and Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

      34.   Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

      35.   Incorporation of Recitals and Attachments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

      36.   Titles and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

      37.   Usury Savings Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

      38.   Joint and Several . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

      39.   Survival of Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  43

      40.   Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

EXHIBITS
EXHIBIT A(1)     LEGAL DESCRIPTION OF THE PREMISES
EXHIBIT A(2)     LEGAL DESCRIPTION OF ACQUIRED PARCELS
EXHIBIT A(3)     LEGAL DESCRIPTION OF EXCHANGED PARCEL
EXHIBIT B        LANDLORD PERSONAL PROPERTY
EXHIBIT C        SAMPLE PROCEDURES FOR DETERMINING BLENDED ANNUAL PERCENTAGE RATE
EXHIBIT D        APPRAISAL PROCESS
EXHIBIT E        PERMITTED EXCEPTIONS
EXHIBIT F        GROUP LEASES

               AMENDED AND RESTATED LEASE AND SECURITY AGREEMENT



            THIS AMENDED AND RESTATED LEASE AND SECURITY AGREEMENT ("LEASE") is made and entered into as of the 18th day of June, 1996 by and between Nationwide Health Properties, Inc., a Maryland corporation ("LANDLORD"), and Alternative Living Services, Inc., a Delaware corporation (as successor by merger to New Crossings International Corporation) ("TENANT").


                                R E C I T A L S:

            A. Landlord and New Crossings International Corporation, a Nevada corporation ("NEW CROSSINGS"), are parties to that certain Lease and Security Agreement dated as of December 15, 1995, as amended by that certain Acknowledgment, Consent and Amendment of Lease Documents dated as of May 23, 1996 (the "FIRST AMENDMENT"), by and among Landlord, New Crossings and Tenant (as amended, the "ORIGINAL LEASE"), pursuant to the terms and conditions of which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Landlord, on terms and conditions as more specifically set forth in the Original Lease, that certain real property, all improvements thereon and all appurtenances thereto, presently used as a residential and/or healthcare and/or long-term care facility which provides various services for the infirm, frail and/or elderly, including, without limitation, residential, assistance with daily living functions, long term healthcare services and other medically related services (collectively, "ALF/ILF") licensed for eighty (80) units, located at 739 E. Parkcenter Boulevard, Boise, Idaho 83706 and more specifically described in Exhibit "A" of the Original Lease, together with the furniture, machinery, equipment, appliances, fixtures and other personal property used in connection therewith ("LANDLORD PERSONAL PROPERTY") as more specifically described on Exhibit "B" attached hereto (but specifically excluding vehicles and supplies) (collectively, the "RIVER PLACE PREMISES").

            B. Pursuant to the terms of that certain Side Letter Agreement dated December 15, 1995, between Landlord and Tenant, as amended by the First Amendment, Tenant desires to construct on that portion of the Premises (as hereinafter defined) located at 741 E. Parkcenter Boulevard, Boise, Idaho 83706 and more particularly depicted on the "Design Drawings" described in the Development Agreement (as hereinafter defined), an additional ALF/ILF licensed for seventy-eight (78) units (the "RIVER PLACE EXPANSION PREMISES"), and Landlord will fund a portion of the construction of the River Place Expansion Premises pursuant to the terms of that certain Development Agreement of even date herewith between Landlord, as owner, and Tenant, as developer (the "DEVELOPMENT AGREEMENT").

            C. In connection with the development of the River Place Expansion Premises, (i) Landlord has agreed to purchase that certain unimproved real property located adjacent to the

River Place Premises and more specifically described in Exhibit "A(2)" attached hereto (the "ACQUIRED PARCELS"), (ii) Landlord has agreed to lease the Acquired Parcels to Tenant, and Tenant has agreed to lease the Acquired Parcels from Landlord, (iii) Landlord has agreed to transfer all of its estate, right, title and interest in and to that certain unimproved portion of the River Place Premises described in Exhibit "A(3)" attached hereto (the "EXCHANGED PARCEL") to Douglas W. Tamura, an individual, in exchange for a portion of the Acquired Parcels, and (iv) Tenant has agreed to substitute its leasehold interest in the Exchanged Parcel for a leasehold interest in the Acquired Parcels. For all purposes herein, the River Place Premises, excluding the Exchanged Parcel and the River Place Expansion Premises, shall be collectively referred to in this Lease as the "ORIGINAL RIVER PLACE PREMISES".

            D. The foregoing property owned by Landlord, including, without limitation, the Original River Place Premises and the River Place Expansion Premises (which is collectively more specifically described on Exhibit "A(1)" attached hereto), together with the furniture, machinery, equipment, appliances, fixtures and other personal property used in connection therewith and conveyed to Landlord pursuant to Section 6.7 below, shall be collectively referred to in this Lease as the "PREMISES".

            E. Landlord and Tenant now desire to amend and restate the Original Lease in its entirety to reflect the parties agreements and modifications of the Original Lease.

            NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend and restate the Original Lease in its entirety as follows:

      1.    TERM.

            1.1 TERM. The term of this Lease shall commence on December 15, 1995 and shall end on December 31, 2014 (the "INITIAL TERM") unless extended pursuant to Section 1.2 or earlier terminated in accordance with the provisions hereof. The Initial Term and all Renewal Terms are referred to collectively as the "TERM".

            1.2 RENEWAL TERMS. The Term may be extended for three (3) separate renewal terms (each a "RENEWAL TERM") of ten (10) years each, upon the satisfaction of all of the following terms and conditions:

                 1.2.1 Not more than thirty (30) days before or after the date which is fifteen (15) months prior to the end of the then current Term, Tenant shall give Landlord written notice that Tenant desires to determine the applicable Minimum Rent and Expansion Premises Minimum Rent for a subsequent Renewal Term pursuant to the provisions of Sections 2.3 and 3.3 below for the purpose of evaluating whether Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term. On or before the date which is twelve (12) months prior to the end of the then current Term, Tenant shall give Landlord written notice if Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term.

                 1.2.2 There shall be no continuing Event of Default under this Lease, either on the date of Tenant's notices to Landlord pursuant to Section 1.2.1 above, or on the last day of the then current Term.

                 1.2.3       Concurrently with the notices required under
            Section 1.2.1, Tenant, as tenant under the Group Leases (as defined and described on Exhibit "F" attached hereto), shall give Landlord notices with respect to the renewal or extension of the then current lease term of the Group Leases. Tenant hereby acknowledges and agrees that the exercise of its renewal option set forth in this Section 1.2 is contingent upon the concurrent exercise of all of Tenant's renewal options under Section 1.2 of each of the Group Leases. In no event shall Tenant be entitled to exercise its renewal options under this Section 1.2 unless Tenant concurrently exercises its renewal options under Section 1.2 of all of the Group Leases.

                 1.2.4 All other provisions of this Lease shall remain in full force and effect and shall continuously apply throughout the Renewal Term(s).

            1.3 CONSTRUCTION OF EXPANSION PREMISES. Tenant shall construct the River Place Expansion Premises, and Landlord shall fund such construction, in accordance with the terms and conditions of the Development Agreement.

      2. ORIGINAL RIVER PLACE PREMISES RENT. During the Initial Term and all Renewal Terms Tenant shall pay to Landlord, with respect to the Original River Place Premises, minimum rent ("MINIMUM RENT") and additional rent ("ADDITIONAL RENT") as follows:

            2.1 INITIAL TERM MINIMUM RENT. During the Initial Term, Tenant shall pay to Landlord Minimum Rent of $568,244.50 annually. Such Minimum Rent with respect to each month shall be paid in advance and in equal monthly installments of $47,353.71 on the first business day of each such calendar month.

            2.2  INITIAL TERM ADDITIONAL RENT.

                 2.2.1 Commencing with the third Lease Year and continuing thereafter, Tenant agrees to pay Additional Rent to Landlord on a quarterly basis in arrears no more than 45 days after the end of each quarter of the Lease Year. Such Additional Rent shall be equal to the sum of (i) ten percent (10%) of the amount by which the Gross Revenues for the Lease Year through the applicable quarter exceed the prorated Gross Revenues for the applicable portion of the Base Year and (ii) five percent (5%) of the amount by which the Gross Medicare Home Health Revenues for the Lease Year through the applicable quarter exceed the prorated Gross Medicare Home Health Revenues for the applicable portion of the Base Year and (iii) five percent (5%) of the amount by which the Gross Non-Medicare Home Health Revenues for the Lease Year through the applicable quarter exceed the prorated Gross Non-Medicare Home Health Revenues for the applicable portion of the Base Year.

                 2.2.2 "GROSS REVENUES" shall be calculated according to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the operation, sublease and/or use of the Original River Place Premises in any way, excluding (i) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (ii) all proper resident billing credits and adjustments according to GAAP relating to health care accounting; (iii) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately; (iv) Gross Medicare Home Health Revenues; and (v) Gross Non-Medicare Home Health Revenues.

                 2.2.3 "GROSS MEDICARE HOME HEALTH REVENUES" shall be calculated according to GAAP and shall be defined as all revenues not disallowed by the Medicare program (or any successor program) for Medicare home health services provided by Tenant or any Affiliate of Tenant to the residents of the Original River Place Premises.

                 2.2.4 "GROSS NON-MEDICARE HOME HEALTH REVENUES" shall be calculated according to GAAP and shall be defined as all revenues generated by Tenant or any Affiliate of Tenant for non-Medicare home health services to the residents of the Original River Place Premises, excluding Gross Medicare Home Health Revenues.

                 2.2.5 "LEASE YEAR" shall be defined as the twelve (12) calendar month period commencing on January 1, 1996 and ending on December 31, 1996 and each successive twelve (12) calendar month period thereafter during the Term.

                 2.2.6 The "BASE YEAR" during the Initial Term shall mean the year ending on December 31, 1997.

            2.3 RENEWAL TERM MINIMUM RENT. The Minimum Rent for each Renewal Term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Minimum Rent shall be equal to the product of:

                 2.3.1 the greater of (i) the fair market value of the Original River Place Premises on the date of Tenant's notice of exercise to extend for a Renewal Term pursuant to Section 1.2.1 or
            (ii) Landlord's Original Investment in the Original

            River Place Premises of Five Million Seven Hundred Eleven Thousand Dollars ($5,711,000) as increased by any amount advanced by Landlord with respect to the Original River Place Premises pursuant to Section 6.7 below and as decreased by any net award paid to Landlord with respect to the Original River Place Premises pursuant to Section 14.2 below, both as applicable (as so adjusted, "LANDLORD'S ORIGINAL INVESTMENT"); and

                 2.3.2       a percentage equal to three hundred twenty-five
            (325) basis points over the 10 year United States Treasury rate as determined on a 30-day trading average immediately prior to the date of Tenant's notice of exercise pursuant to Section 1.2.1.

If within ten (10) days of the date of Tenant's notice of exercise to determine the applicable Minimum Rent for a subsequent Renewal Term pursuant to Section 1.2.1, Landlord and Tenant are unable to agree on the fair market value of the Original River Place Premises for purposes of this calculation, such fair market value shall be established by the appraisal process described on Exhibit "D" attached hereto. The Minimum Rent for the applicable Renewal Term must be finally determined by such appraisal process on or before twelve (12) months prior to the expiration of the then current Term or Tenant shall lose its right to extend the Term. Landlord and Tenant acknowledge and agree that this
Section is designed to establish a fair market Minimum Rent for the Original River Place Premises during the applicable Renewal Terms.

            2.4 RENEWAL TERM ADDITIONAL RENT. Except during the first Lease Year of any Renewal Term, Tenant shall pay to Landlord Additional Rent in each Renewal Term on a quarterly basis in arrears no more than 45 days after the end of each quarter of each Lease Year. The Additional Rent for each Renewal Term shall be calculated as provided in Section 2.2 except that the Base Year for the purpose of determining such Additional Rent shall be the first Lease Year of the applicable Renewal Term.

            2.5 TOTAL RENT. For all purposes of calculating and paying Minimum Rent and Additional Rent under this Lease, the total of the Minimum Rent plus Additional Rent payable by Tenant in any Lease Year will not be less than the total Minimum Rent plus Additional Rent paid by Tenant for the previous Lease Year.

            2.6  RENT CAP AND FLOOR.

                 2.6.1       Notwithstanding any of the other terms of this
            Section 2 but subject to Sections 2.6.2 and 2.6.4 below, the total of the Minimum Rent and Additional Rent due during each Lease Year shall not increase from one Lease Year to the next by an amount in excess of (i) three and one-half percent (3.5%), multiplied by (ii) the sum of the Minimum Rent and the Additional Rent due during the immediately preceding Lease Year.

                 2.6.2 The terms of Section 2.6.1 above shall have no applicability in determining the calculation of the Minimum Rent or Additional Rent due during the first Lease Year of any Renewal Term.

                 2.6.3 Notwithstanding any of the other terms of this Lease but subject to Section 2.6.4, in no event shall the Minimum Rent in the first Lease Year of any Renewal Term exceed one hundred fifteen percent (115%) of the total Minimum Rent plus Additional Rent due for the last Lease Year in the Initial Term or preceding Renewal Term, as applicable.

                 2.6.4       Notwithstanding any of the other terms of this
            Section 2, the terms of Section 2.5 above shall continue to apply such that the sum of the Minimum Rent and the Additional Rent due during any Lease Year shall in no event be less than the sum of the Minimum Rent and the Additional Rent due during the immediately preceding Lease Year.

                 2.6.5 To the extent that Section 2.6.1 above operates to limit the rent for any Lease Year, the amount of rent which would have otherwise been paid or payable by Tenant will be carried forward on a cumulative basis and will be paid by Tenant to Landlord in any subsequent Lease Year (other than the first Lease Year of a Renewal Term) to the extent that the total of the Minimum Rent and Additional Rent for such Lease Year is less than one hundred three and one-half percent (103.5%) of the total of the Minimum Rent and Additional Rent for the then immediately preceding Lease Year.

                 2.6.6 To the extent that Section 2.6.3 above operates to limit the Minimum Rent for any Renewal Term, the amount of rent which would have otherwise been paid or payable by Tenant in such Renewal Term will be carried forward and will be paid by Tenant to Landlord in the subsequent Renewal Term (evenly divided over all of the months in such subsequent Renewal Term) to the extent that the Minimum Rent for such subsequent Renewal Term is less than one hundred fifteen percent (115%) of the total of the Minimum Rent and Additional Rent for the last Lease Year in the preceding Renewal Term.

                 2.6.7 Within sixty (60) days of the end of each Lease Year, Tenant shall deliver to Landlord a report in a form mutually agreed upon by Landlord and Tenant, certified by an officer or general partner of Tenant, as applicable, setting forth the calculations required by the application of this Section 2.6. If said report provides that Tenant owes Landlord any sum of money, Tenant shall accompany such report delivered to Landlord with such funds. If said report provides that Landlord owes Tenant any sum of money, such sum shall be applied as a credit against future installments of Minimum Rent and Additional Rent due from Tenant to Landlord; provided, however, if such sum is owed by Landlord to Tenant with respect to the last Lease Year of the Term, Landlord shall pay such sum to Tenant within thirty (30) days of Landlord's receipt of the report in question.

                 2.6.8 For the purpose of comparing the total of Minimum Rent and Additional Rent from Lease Year to Lease Year pursuant to Sections 2.6.1 and 2.6.4 above, the increase in Minimum Rent by reason of any disbursement by Landlord pursuant to Section 6.7 of the Lease shall be treated as follows: (i) for the purpose of comparing the total rent in the Lease Year in which such disbursement is made against the total rent in the preceding Lease Year, such increase in Minimum Rent shall be ignored, and (ii) for the purpose of comparing the total rent in the Lease Year in which such disbursement is made to the total rent in the following Lease Year, such increase in Minimum Rent shall be deemed effective on the first day of the Lease Year in which the disbursement is made.

      3. RIVER PLACE EXPANSION PREMISES RENT. During the Initial Term and all Renewal Terms Tenant shall pay to Landlord, with respect to the River Place Expansion Premises, minimum rent ("EXPANSION PREMISES MINIMUM RENT") and additional rent ("EXPANSION PREMISES ADDITIONAL RENT") as follows:

            3.1  INITIAL TERM EXPANSION PREMISES MINIMUM RENT.

                 3.1.1 During the first Lease Year of the Initial Term and continuing thereafter, Tenant shall pay to Landlord Expansion Premises Minimum Rent of $28,755.50 annually. Such Expansion Premises Minimum Rent with respect to each month shall be paid in advance and in equal monthly installments of $2,396.29 on the first business day of each such calendar month. Monthly installments of Expansion Premises Minimum Rent shall be increased by 1/12th of each subsequent escalation in Expansion Premises Minimum Rent provided for herein.

                 3.1.2 Commencing on the day of the initial disbursement by Landlord of any Expansion Development Costs (as hereinafter defined), and continuing thereafter on the day of each additional disbursement by Landlord of any Expansion Development Costs during the Construction Period (as hereinafter defined), the Expansion Premises Minimum Rent shall be increased by an amount, calculated for each disbursement of Expansion Development Costs, equal to the product of:

                       3.1.2.1 the amount of funds disbursed by Landlord with respect to the River Place Expansion Premises pursuant to
                 Section 6.7 and/or the Development Agreement (the "EXPANSION DEVELOPMENT COSTS"), and

                       3.1.2.2 an annual percentage rate equal to the average of (i) a percentage equal to two hundred ninety-five
                 (295) basis points over the dividend yield on the common stock of Landlord, based upon an average of such yield for the 20 trading days immediately preceding the date of disbursement, and (ii) a percentage equal to three hundred eighty (380) basis points over the 10 year United States Treasury Rate, based upon an average of such rate for the 20 trading days immediately preceding the date of disbursement.

                 3.1.3 "CONSTRUCTION PERIOD" shall be defined as the period of time commencing on the date Landlord purchases the Acquired Parcels pursuant to that certain Purchase and Sale and Exchange Agreement dated as of June 18, 1996, between Landlord, Tenant, Douglas W. Tamura, an individual, Christopher Korte, an individual, and Christine Korte, an individual, and ending on the day immediately prior to the Expansion Premises Minimum Rent Increase Date (as defined in Section 3.1.6 below).

                 3.1.4 The increase in Expansion Premises Minimum Rent set forth in Section 3.1.2 shall not be payable during the Construction Period but shall accrue and compound monthly in arrears at the rate so calculated for each disbursement of Expansion Development Costs.

                 3.1.5 Landlord shall provide Tenant with a statement of accrued Expansion Premises Minimum Rent within a reasonable time after Tenant's written request.

                 3.1.6 Commencing on the earlier of June 30, 1997 or the first business day of the calendar month after the Substantial Completion Date (as defined in the Development Agreement) (the "EXPANSION PREMISES MINIMUM RENT INCREASE DATE") and continuing throughout the Initial Term, the annual Expansion Premises Minimum Rent shall be increased (with a corresponding increase to the monthly installments) by the product of (i) the amount of the Expansion Development Costs plus the amount of all accrued but unpaid Expansion Premises Minimum Rent, and (ii) the Blended Annual Percentage Rate (as hereinafter defined). As used herein, the "BLENDED ANNUAL PERCENTAGE RATE" shall mean an annual percentage rate equal to the weighted average of the rates at which each of the disbursements of Expansion Development Costs have been made (as set forth in Section 3.1.2.2 above), weighted according to the amount of the disbursement, without taking into account the amount of time such disbursement has been outstanding. The table set forth on Exhibit "C" attached hereto is provided for purposes of example only in determining the Blended Annual Percentage Rate and shall not be deemed or construed to establish or prescribe any actual disbursement dates, advances or applicable rental accrual rates.

            3.2  INITIAL TERM EXPANSION PREMISES ADDITIONAL RENT.

                 3.2.1 Commencing with the third Lease Year of the Initial Term, Tenant agrees to pay Expansion Premises Additional Rent to Landlord on a quarterly basis in arrears no more than 45 days after the end of each quarter of each Lease Year, as applicable. Such Expansion Premises Additional Rent shall be equal to the product of:

                       3.2.1.1 the sum of Landlord's original River Place Expansion Premises investment of Two Hundred Eighty-Nine Thousand Dollars ($289,000) plus all Expansion Development Costs plus the amount of all accrued but unpaid Expansion Premises Minimum Rent (collectively, "LANDLORD'S EXPANSION PREMISES INVESTMENT"); and

                       3.2.1.2 a percentage determined as follows: (i) during the third Lease Year, the number of calendar months from the Expansion Premises Rent Increase Date through December 31, 1997 (expressed as a decimal, based on a 30-day month) divided by twelve (12), multiplied by twenty (20) basis points per annum (the "YEAR ONE FACTOR"), (ii) during the fourth Lease Year, the sum of the Year One Factor and twenty
                 (20) basis points per annum, and (iii) during the fifth Lease Year and thereafter, including, without limitation, any Renewal Terms, the sum of the Year One Factor and forty (40) basis points per annum.

                 3.2.2 Commencing with the sixth Lease Year and continuing thereafter, the Expansion Premises Additional Rent shall be increased by an amount equal to the sum of (i) ten percent (10%) of the amount by which the Expansion Premises Gross Revenues for the Lease Year through the applicable quarter exceed the prorated Expansion Premises Gross Revenues for the applicable portion of the Expansion Premises Base Year and (ii) five percent (5%) of the amount by which the Expansion Premises Gross Medicare Home Health Revenues for the Lease Year through the applicable quarter exceed the prorated Expansion Premises Gross Medicare Home Health Revenues for the applicable portion of the Expansion Premises Base Year and
            (iii) five percent (5%) of the amount by which the Expansion Premises Gross Non-Medicare Home Health Revenues for the Lease Year through the applicable quarter exceed the prorated Expansion Premises Gross Non-Medicare Home Health Revenues for the applicable portion of the Expansion Premises Base Year.

                 3.2.3 "EXPANSION PREMISES GROSS REVENUES" shall be calculated according to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the operation, sublease and/or use of the River Place Expansion Premises in any way, excluding (i) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (ii) all proper resident billing credits and adjustments according to GAAP relating to health care accounting; (iii) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately; (iv) Expansion Premises Gross Medicare Home Health Revenues; and (v) Expansion Premises Gross Non-Medicare Home Health Revenues.

                 3.2.4 "EXPANSION PREMISES GROSS MEDICARE HOME HEALTH REVENUES" shall have the same meaning as "Gross Medicare Home Health Revenues" except shall apply to the residents of the River Place Expansion Premises.

                 3.2.5 "EXPANSION PREMISES GROSS NON-MEDICARE HOME HEALTH REVENUES" shall have the same meaning as "Gross Non-Medicare Home Health Revenues" except shall apply to the residents of the River Place Expansion Premises and shall exclude Expansion Premises Gross Medicare Home Health Revenues.

                 3.2.6 The "EXPANSION PREMISES BASE YEAR" during the Initial Term shall mean the year ending on December 31, 2000.

            3.3 RENEWAL TERM EXPANSION PREMISES MINIMUM RENT. The Expansion Premises Minimum Rent for each Renewal Term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Expansion Premises Minimum Rent shall be equal to the product of:

                 3.3.1 the greater of (i) the fair market value of the River Place Expansion Premises on the date of Tenant's notice of exercise to extend for a Renewal Term pursuant to Section 1.2.1 or
            (ii) Landlord's Expansion Premises Investment, as increased by any amount advanced by Landlord with respect to the River Place Expansion Premises pursuant to Section 6.7.2 below, and as decreased by any net award paid to Landlord with respect to the River Place Expansion Premises pursuant to Section 14.2 below; and

                 3.3.2       a percentage equal to three hundred twenty-five
            (325) basis points over the 10 year United States Treasury rate as determined on a 30-day trading average immediately prior to the date of Tenant's notice of exercise pursuant to Section 1.2.1.

If within ten (10) days of the date of Tenant's notice of exercise to determine the applicable Expansion Premises Minimum Rent for a subsequent Renewal Term pursuant to Section 1.2.1, Landlord and Tenant are unable to agree on the fair market value of the River Place Expansion Premises for purposes of this calculation, such fair market value shall be established by the appraisal process described on Exhibit "D" attached hereto. The Expansion Premises Minimum Rent for the applicable Renewal Term must be finally determined by such appraisal process on or before twelve (12) months prior to the expiration of the then current Term or Tenant shall lose its right to extend the Term. Landlord and Tenant acknowledge and agree that this Section is designed to establish a fair market Expansion Premises Minimum Rent for the River Place Expansion Premises during the applicable Renewal Terms.

            3.4 RENEWAL TERM EXPANSION PREMISES ADDITIONAL RENT. Except during the first Lease Year of any Renewal Term, Tenant shall pay to Landlord Expansion Premises Additional Rent in each Renewal Term on a quarterly basis in arrears no more than 45 days after the end of each quarter of each Lease Year. The Expansion Premises Additional Rent for each Renewal Term shall be calculated as provided in Section 3.2.2 except that the Expansion Premises Base Year for the purpose of determining such Expansion Premises Additional Rent shall be the first Lease Year of the applicable Renewal Term.

            3.5 TOTAL RENT. For all purposes of calculating and paying Expansion Premises Minimum Rent and Expansion Premises Additional Rent under this Lease, the total of the Expansion Premises Minimum Rent plus Expansion Premises Additional Rent payable by Tenant in any Lease Year will not be less than the total Expansion Premises Minimum Rent plus Expansion Premises Additional Rent paid by Tenant for the previous Lease Year.

            3.6 EXPANSION PREMISES RENT CAP AND FLOOR. Commencing with the third Lease Year:

                 3.6.1       Notwithstanding any of the other terms of this
            Section 3 but subject to Sections 3.6.2 and 3.6.4 below, the total of the Expansion Premises Minimum Rent and Expansion Premises Additional Rent due during each Lease Year shall not increase from one Lease Year to the next by an amount in excess of (i) three and one-half percent (3.5%), multiplied by (ii) the sum of the Expansion Premises Minimum Rent and the Expansion Premises Additional Rent due during the immediately preceding Lease Year.

                 3.6.2 The terms of Section 3.6.1 above shall have no applicability in determining the calculation of the Expansion Premises Minimum Rent or Expansion Premises Additional Rent due during the first Lease Year of any Renewal Term.

                 3.6.3 Notwithstanding any of the other terms of this Lease but subject to Section 3.6.4, in no event shall the Expansion Premises Minimum Rent in the first Lease Year of any Renewal Term exceed one hundred fifteen percent (115%) of the total Expansion Premises Minimum Rent plus Expansion Premises Additional Rent due for the last Lease Year in the Initial Term or preceding Renewal Term, as applicable.

                 3.6.4       Notwithstanding any of the other terms of this
            Section 3, the terms of Section 3.5 above shall continue to apply such that the sum of the Expansion Premises Minimum Rent and the Expansion Premises Additional Rent due during any Lease Year shall in no event be less than the sum of the Expansion Premises Minimum Rent and the Expansion Premises Additional Rent due during the immediately preceding Lease Year.

                 3.6.5 To the extent that Section 3.6.1 above operates to limit the rent for any Lease Year, the amount of rent which would have otherwise been paid or payable by Tenant will be carried forward on a cumulative basis and will be paid by Tenant to Landlord in any subsequent Lease Year (other than the first Lease Year of a Renewal Term) to the extent that the total of the Expansion Premises Minimum Rent and Expansion Premises Additional Rent for such Lease Year is less than one hundred three and one-half percent (103.5%) of the total of the Expansion Premises Minimum Rent and Expansion Premises Additional Rent for the then immediately preceding Lease Year.

                 3.6.6 To the extent that Section 3.6.3 above operates to limit the Expansion Premises Minimum Rent for any Renewal Term, the amount of rent which would have otherwise been paid or payable by Tenant in such Renewal Term will be carried forward and will be paid by Tenant to Landlord in the subsequent Renewal Term (evenly divided over all of the months in such subsequent Renewal Term) to the extent that the Expansion Premises Minimum Rent for such subsequent Renewal Term is less than one hundred fifteen percent (115%) of the total of the Expansion Premises Minimum Rent and Expansion Premises Additional Rent for the last Lease Year in the preceding Renewal Term.

                 3.6.7 Within sixty (60) days of the end of each Lease Year, Tenant shall deliver to Landlord a report in a form mutually agreed upon by Landlord and Tenant, certified by an officer or general partner of Tenant, as applicable, setting forth the calculations required by the application of this Section 3.6. If said report provides that Tenant owes Landlord any sum of money, Tenant shall accompany such report delivered to Landlord with such funds. If said report provides that Landlord owes Tenant any sum of money, such sum shall be applied as a credit against future installments of Expansion Premises Minimum Rent and Expansion Premises Additional Rent due from Tenant to Landlord; provided, however, if such sum is owed by Landlord to Tenant with respect to the last Lease Year of the Term, Landlord shall pay such sum to Tenant within thirty (30) days of Landlord's receipt of the report in question.

                 3.6.8 For the purpose of comparing the total of Expansion Premises Minimum Rent and Expansion Premises Additional Rent from Lease Year to Lease Year pursuant to Sections 3.6.1 and
            3.6.4 above, the increase in Expansion Premises Minimum Rent by reason of any disbursement by Landlord pursuant to Section 6.7 of the Lease shall be treated as follows: (i) for the purpose of comparing the total rent in the Lease Year in which such disbursement is made against the total rent in the preceding Lease Year, such increase in Expansion Premises Minimum Rent shall be ignored, and (ii) for the purpose of comparing the total rent in the Lease Year in which such disbursement is made to the total rent in the following Lease Year, such increase in Expansion Premises Minimum Rent shall be deemed effective on the first day of the Lease Year in which the disbursement is made.

            3.7 PRORATION FOR PARTIAL PERIODS. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.

            3.8 FORM FOR ADDITIONAL RENT. Tenant shall accompany each payment of Additional Rent and Expansion Premises Additional Rent with a completed calculation supporting such payment in a form mutually approved by Landlord and Tenant.

            3.9 ABSOLUTE NET LEASE. All rent payments shall be absolutely net to the Landlord free of taxes (as described in Section 4.1 hereof), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with any of the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intention of the parties hereto. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind, except in the event that Landlord breaches its obligations under Section 19 or as otherwise expressly provided therein. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

      4.    TAXES, ASSESSMENTS AND OTHER CHARGES:

            4.1 TENANT'S OBLIGATIONS. Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including but not limited to real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes, but not including taxes, if any, based on Landlord's net income) and other assessments levied or assessed against the Premises or any interest therein during the Term, prior to delinquency or imposition of any fine, penalty, interest or other cost.

            4.2 PRORATION. At the commencement and at the end of the Term, all such taxes and assessments shall be prorated.

            4.3 RIGHT TO PROTEST. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes or assessments levied against any of the Premises; provided that in the event of any protest by Tenant, Landlord shall cooperate with Tenant but shall not incur any expense because of any such protest, Tenant shall diligently and continuously prosecute any such protest and notwithstanding such protest, except as provided in Section 6.5 below, Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest.

            4.4 TAX BILLS. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord.

            4.5 OTHER CHARGES. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against any of the Premises during the Term. Notwithstanding the foregoing, nothing contained in this Section 4.5 is intended to limit Landlord's obligations under the Development Agreement.

      5.    INSURANCE.

            5.1 GENERAL INSURANCE REQUIREMENTS. All insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the State of Idaho, having a general policyholders rating of not less than "A-" and a financial rating of not less than "10" in the then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord as an additional insured and shall be on an "occurrence" basis. In addition, Landlord shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 5.2. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the Landlord and Tenant as their interests may appear and allocate to the Premises the full
amount of insurance required hereunder.   Original policies or satisfactory
certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than ten (10) days prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within 30 days of the commencement of the Term. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Landlord not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's request Tenant shall deliver a copy of the complete renewal policy to Landlord within 30 days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

            5.2 FIRE AND OTHER CASUALTY. Tenant shall keep the Premises insured against loss or damage from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood [if the Premises is located in a flood zone and with coverage not less than Five Million Dollars ($5,000,000) per policy year], vandalism, earthquake [if the Premises is located in an earthquake zone and with coverage not less than Five Million Dollars ($5,000,000) per policy year with respect to the Original River Place Premises and with coverage not less than Five Million Eight Hundred Fifty Thousand Dollars ($5,850,000) per policy year with respect to the River Place Expansion Premises], malicious mischief or any other risk as is normally covered under an extended coverage endorsement, in the amounts that are not less than the full insurable value of the Premises including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of the Premises, but in no event less than Four Million Eight Hundred Thousand Dollars ($4,800,000) with respect to the Original River Place Premises and no less than eighty percent (80%) of Landlord's Expansion Premises Investment with respect to the River Place Expansion Premises. The term "FULL INSURABLE VALUE" as used in this Lease shall mean the actual replacement value of the Premises (including all improvements) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section 5.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty.

            5.3 PUBLIC LIABILITY. Tenant shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, such insurance to include a broad form endorsement and to afford protection to Landlord and Tenant of not less than Five Million Dollars ($5,000,000) with respect to bodily injury or death to any one person, not less than Five Million Dollars ($5,000,000) with respect to any one accident, and not less than Five Million Dollars ($5,000,000) with respect to property damage; provided, that Landlord and Tenant in their reasonable judgment shall agree in the future to increase such limits to the extent that any such increase may be reasonable and customary for transactions and properties similar to the Premises.

            5.4 PROFESSIONAL LIABILITY INSURANCE. Tenant shall maintain insurance against liability imposed by law upon Tenant and its Affiliates for damages on account of professional services rendered or which should have been rendered by Tenant (or its Affiliates) or any person for which acts Tenant (or its Affiliates) is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Five Million Dollars ($5,000,000) for each claim and Five Million Dollars ($5,000,000) in the aggregate.

            5.5 WORKERS COMPENSATION. Tenant shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by Tenant's employees in the course of their employment.

            5.6 BOILER INSURANCE. If a boiler and/or pressure vessel is located at the Premises, Tenant shall maintain boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than Five Million Dollars

($5,000,000) for each of the Original River Place Premises and the River Place Expansion Premises for damage to property, bodily injury or death resulting from such perils.

            5.7 BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain, at its expense, business interruption insurance against loss of rental value for a period of not less than one (1) year; provided, that, so long as Tenant continues to pay all Minimum Rent, Additional Rent, Expansion Premises Minimum Rent, Expansion Premises Additional Rent and any other amounts to be paid by Tenant under the terms of this Lease, Tenant shall be entitled to receive all proceeds of such business interruption insurance.

            5.8 APPLICATION OF THIS SECTION 5. Until such time as the River Place Expansion Premises shall have been completed in accordance with the terms of the Development Agreement, (i) the provisions of this Section 5 shall apply solely to the Original River Place Premises, and (ii) Tenant shall obtain insurance covering the River Place Expansion Premises pursuant to the terms of the Development Agreement.

            5.9 DEDUCTIBLE AMOUNTS. The policies of insurance which Tenant is required to provide under this Lease will not have deductibles or self-insured retentions in excess of Fifty Thousand Dollars ($50,000).

      6.    USE, MAINTENANCE AND ALTERATION OF THE PREMISES.

            6.1  TENANT'S MAINTENANCE OBLIGATIONS.

                 6.1.1 Subject to the terms of the Development Agreement, Tenant will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and lawful order and condition and in substantial compliance with any applicable requirements for the licensing of an ALF/ILF in the State of Idaho or as otherwise required under all applicable local, state and federal laws. Notwithstanding the foregoing, Tenant's obligation to maintain and repair the Premises as provided in this
            Section 6.1.1 shall not apply to the River Place Expansion Premises until such time as the construction of the River Place Expansion Premises is complete.

                 6.1.2 As part of Tenant's obligations under this Section 6.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property (as defined in Section 8.1 below) in good condition, ordinary wear and tear excepted, consistent with prudent industry practice for ALF/ILF facilities.

                 6.1.3 Without limiting Tenant's obligations to maintain the Original River Place Premises under this Lease, within thirty
            (30) days after the end of each Lease Year commencing with the end of the fourth (4th) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such Lease Year spent on Upgrade Expenditures for all of the leased premises in the Group Leases, except the River Place Expansion Premises, an amount at least equal to the Required Average Upgrade Expenditures when averaged with such Upgrade Expenditures made in the then three (3) previous Lease Years. As used herein, the "REQUIRED AVERAGE UPGRADE EXPENDITURES" for any Lease Year shall be calculated as follows: In the first (1st) Lease Year an amount shall be calculated equal to One Hundred Fifty Dollars ($150.00) times the number of units in all of the leased premises in the Group Leases (including the Original River Place Premises but excluding the River Place Expansion Premises). For each subsequent Lease Year, the calculated amount for the previous Lease Year shall be increased for increases in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Wage Earners and Clerical Workers, United States Average, Subgroup "All Items" (1982-1984=100) (the "CPI"). Commencing with the fourth
            (4th) Lease Year and every Lease Year thereafter, an average of such calculated amounts for the applicable Lease Year and the then previous three (3) Lease Years shall be considered to be the Required Average Upgrade Expenditures; provided, however, Tenant shall receive a credit against the Required Average Upgrade Expenditures in Lease Years four (4), five (5) and six (6) equal to
            (i) the First Year Upgrade Expenditures for all of the leased premises in the Group Leases divided by four (4), times (ii) the Applicable Credit Percentage. As used in the foregoing, the "Applicable Credit Percentage" shall be 75% in the fourth (4th) Lease Year; 50% in the fifth (5th) Lease Year; and 25% in the sixth
            (6th) Lease Year.

                 6.1.4 Without limiting Tenant's obligations to maintain the River Place Expansion Premises under this Lease, within thirty
            (30) days after the end of each Lease Year commencing with the end of the eighth (8th) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such Lease Year spent on Upgrade Expenditures for the River Place Expansion Premises an amount at least equal to the Required Upgrade Expenditures. As used herein, the "REQUIRED UPGRADE EXPENDITURES" for any Lease Year shall be calculated as follows: In the sixth (6th) Lease Year an amount shall be calculated equal to One Hundred Fifty Dollars ($150.00) times the number of units in the River Place Expansion Premises (the "YEARLY BENCHMARK"). For each subsequent Lease Year, the Yearly Benchmark for such year shall be the Yearly Benchmark of the previous Lease Year, increased for increases in the CPI. Commencing with the eighth (8th) Lease Year and every Lease Year thereafter, the Required Upgrade Expenditures shall equal the sum of (i) the Yearly Benchmark for the applicable Lease Year and (ii) the Yearly Benchmarks for the two (2) immediately preceding Lease Years, minus the sum of the Upgrade Expenditures made with respect to the River Place Expansion Premises in the two (2) immediately preceding Lease Years. If the Required Upgrade Expenditures for a particular Lease Year is less than or equal to zero, then no Upgrade Expenditures are required in that Lease Year.

                 6.1.5 The term "UPGRADE EXPENDITURES" is defined to mean upgrades or improvements to the Original River Place Premises or the River Place Expansion

            Premises, as applicable, which have the effect of maintaining or improving the competitive position of such Premises in its marketplace. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that neither capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in the Premises) nor expenditures to keep the Premises functional, safe and/or licensed shall be considered to be Upgrade Expenditures. For purposes of Sections 6.1.3 and 6.1.4 only, "evidence satisfactory to Landlord" may consist of a certificate of an officer of Tenant, certifying as to the matters set forth in Sections 6.1.3 or 6.1.4, together with, in Landlord's sole discretion, an inspection by Landlord and its representative, inspectors and consultants of the Premises and/or of all contracts, books and records relating to Tenant's operations at the Premises. In the event that a material deficiency is found with respect to Tenant's obligations under Sections 6.1.3 or 6.1.4, in addition to any other rights and remedies provided to Landlord under this Lease, Tenant shall pay for Landlord's out-of-pocket costs for any such inspections. If Tenant fails to make at least the above amount of Upgrade Expenditures, Tenant shall promptly on demand from Landlord (but in no event more than five days) pay to Landlord the applicable shortfall in Upgrade Expenditures. Such funds shall be the sole property of Landlord and Landlord may in its sole discretion provide such funds to Tenant to correct the shortfall in Upgrade Expenditures or may simply retain such funds as supplemental rent hereunder.

            6.2  REGULATORY COMPLIANCE.

                 6.2.1 Tenant and the Premises shall comply with all federal, state and local licensing and other laws and regulations applicable to an ALF/ILF as well as with any applicable certification requirements of Medicare and Medicaid (or any successor program) required to permit Tenant to serve its resident population. Further, if any applicable federal, state or local law requires that either the Original River Place Premises or the River Place Expansion Premises be licensed as an ALF/ILF for the use permitted under Section 6.3 below, throughout the Term and at the time the Premises are returned to Landlord at the termination of this Lease, Tenant shall ensure that such Premises continue to be licensed as an ALF/ILF with a licensed capacity of eighty (80) units (as to the Original River Place Premises) and seventy-eight
            (78) units (as to the River Place Expansion Premises), and, if applicable to permit Tenant to serve its resident population, fully certified for participation in Medicare and Medicaid (or any successor program) throughout the Term and at the time the Premises are returned to Landlord at the termination thereof, all without any suspension, revocation, decertification, penalty or limitation. Nothing contained in this Section 6.2.1 is intended to permit Tenant to reduce or eliminate its participation or the participation of the Premises in any Medicare or Medicaid (or any successor program) which exists as of the date of this Lease, except with the consent of Landlord, which consent shall not be unreasonably withheld. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises. Notwithstanding the above, Landlord agrees that Tenant shall have until December 31, 1996 to ensure that the Original River Place Premises are licensed in Tenant's name, so long as prior to such date any license required by any applicable federal, state or local law shall not be revoked, surrendered or materially limited.

                 6.2.2 During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant.

            6.3 PERMITTED USE. Tenant shall continuously use and occupy the Original River Place Premises during the Term solely as a licensed ALF/ILF with at least eighty (80) units and the River Place Expansion Premises during the Term solely for the construction and operation of a licensed ALF/ILF with at least seventy-eight (78) units, both in compliance with all applicable regulations and legal requirements (the "PERMITTED USE").

            6.4  [INTENTIONALLY OMITTED].

            6.5 NO LIENS; PERMITTED CONTESTS. Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against any of the Premises or the operation thereof for any reason. However, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon any of the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 6.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

            6.6 ALTERATIONS BY TENANT. Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that except with respect to the improvements contemplated by the Development Agreement, any alterations, improvements, replacements, expansions or modifications in excess of Fifty Thousand Dollars ($50,000) in any rolling twelve (12) month period shall require the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on- going licensing, Medicare or Medicaid (or any successor program) or other regulatory requirement or otherwise shall be borne solely and exclusively by Tenant (unless funded by Landlord under Section 6.7) and, except as provided in the following sentence, shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. Notwithstanding the previous sentence, any equipment acquired by Tenant at Tenant's sole cost and expense that expands the services provided to the residents of the Premises, rather than replaces existing equipment at the Premises, and that does not constitute a fixture (under real property law), shall constitute Tenant Personal Property subject to the security interest granted to Landlord in Section 8.2 below. So long as there is no continuing Event of Default, Tenant may remove at any time and dispose of the equipment described in the preceding sentence free and clear of any security interest of Landlord. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord.

            6.7  CAPITAL IMPROVEMENTS FUNDED BY LANDLORD.

                 6.7.1 In accordance with the terms of the Development Agreement, Landlord has agreed to provide funding to Tenant to cover the costs incurred by Tenant in developing the River Place Expansion Premises. As to any specific request for funding, Tenant shall accompany such request with a description in reasonable detail of the costs incurred by Tenant in connection with such improvements, a statement signed by an officer of Tenant certifying that the improvements covered by such request have been completely installed in a lien free condition and consist only of those improvements to be made pursuant to the terms of the Development Agreement, evidence satisfactory to Landlord in the reasonable exercise of its discretion documenting the amounts expended and/or otherwise incurred by Tenant in making the improvements covered by such request and such other documentation as Landlord may reasonably request. Landlord shall have the right to inspect the improvements completed by Tenant for the purpose of verifying the documentation provided to Landlord by Tenant with any funding request. Upon Landlord's receipt of such documentation and upon completion of Landlord's inspection of such improvements, Landlord shall, in accordance with the terms of the Development Agreement, distribute to Tenant the amounts necessary to cover the costs of causing such improvements to be completed on Landlord's behalf, provided that Landlord's disbursements under this Section 6.7.1 (together with accrued rent thereon as set forth in Sections 3.1.2 and 3.1.4 above) shall not exceed a total aggregate amount of Five Million Eight Hundred Fifty Thousand Dollars ($5,850,000) (the "DEVELOPMENT ADVANCE"). Tenant will, on demand from Landlord, execute a bill of sale or bills of sale in a form reasonably required by Landlord, in order to convey any furniture, machinery, equipment, appliances, fixtures, supplies and other personal property acquired by Tenant on Landlord's behalf in connection with the development of the River Place Expansion Premises, and such personal property shall immediately become a portion of the Landlord Personal Property. Such Landlord Personal Property, together with all other development improvements funded by Landlord under this Section 6.7.1, shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. At such time as Landlord makes disbursements pursuant to the Development Agreement and as provided herein, Landlord's Expansion Premises Investment shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for development improvements, together with accrued rent thereon as set forth in Sections 3.1.2 and 3.1.4 above.

                 6.7.2 In the event Tenant desires to make a capital improvement or a related series of capital improvements to the Premises other than those covered in the Development Agreement, and if Tenant desires that Landlord fund the same, Landlord shall, in its discretion and without obligation, within thirty (30) days of Tenants' written request therefor, consider Tenant's request to fund such capital improvements. Each and every capital improvement funded by Landlord under this Section 6.7.2 shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. At such time as Landlord makes disbursements as provided herein, Landlord's Original Investment and/or Landlord's Expansion Premises Investment, as applicable, shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for such capital improvements.

            6.8 COMPLIANCE WITH IRS GUIDELINES. Any improvement or modification to the Premises shall satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. Landlord reserves the right to refuse to consent to any improvement or modification to the Premises if, in its judgment, such improvement or modification does not meet the foregoing requirements.

      7. CONDITION AND TITLE OF PREMISES. Tenant acknowledges that it is presently engaged in the operation of ALF/ILF facilities in the State of Idaho and has expertise in the ALF/ILF industry. Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that, except for the improvements described in Section 6.7, no improvements or modifications to the Premises are required in order to operate the Premises for its intended use. Tenant understands the necessary steps to construct the River Place Expansion Premises, has determined that the funds to be advanced by Landlord under the terms of the Development Agreement are sufficient for completion of such construction, and has no reason to believe that the River Place Expansion Premises cannot be constructed and licensed within the schedule provided in the Development Agreement. Tenant accepts the Original River Place Premises for use as an ALF/ILF and the River Place Expansion Premises for construction and subsequent use as an ALF/ILF under this Lease, each on an "AS IS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory.

      8.    LANDLORD AND TENANT PERSONAL PROPERTY.

            8.1 TENANT PERSONAL PROPERTY. Tenant shall install, affix or assemble or place on the Premises all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "TENANT PERSONAL PROPERTY"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However, if there is any Event of Default, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

            8.2  LANDLORD'S SECURITY INTEREST.

                 8.2.1 The parties intend that if Tenant defaults under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property (as defined in Section 8.4 below) (to the extent assignable) so that Landlord or its designee can operate or re-let the Premises, or such portion thereof as has been constructed pursuant to the terms of the Development Agreement at the time of such default, intact for use as an ALF/ILF.

                 8.2.2 Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and in and to the Intangible Property (to the extent assignable) and any and all products and proceeds thereof, in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible Property (to the extent assignable). The security interest granted to Landlord in this Section 8.2.2. is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, to give Landlord a reasonable time





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

            following such notice to cure any such default and to consent to Landlord's written assumption of such lease or financing arrangement upon Landlord's curing of any defaults thereunder. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

            8.3 FINANCING STATEMENTS. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant.
Tenant shall pay all fees and costs that Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

            8.4 INTANGIBLE PROPERTY. The term "INTANGIBLE PROPERTY" means all rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, choses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including without limitation, if applicable, any certificate or determination of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant, including, without limitation, the names "River Place" and "River Place Estates"; but shall not include any accounts receivable now owned or hereafter acquired by Tenant.

      9. REPRESENTATIONS AND WARRANTIES. Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

            9.1 DUE AUTHORIZATION AND EXECUTION. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

            9.2 DUE ORGANIZATION. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly





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

authorized and qualified to do all things required of the applicable party under this Lease within the State of Idaho.

            9.3 NO BREACH OF OTHER AGREEMENTS. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party.

      10.   FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.

            10.1 MONTHLY FACILITY REPORTS. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly financial reports for each of the Original River Place Premises and River Place Expansion Premises (in the form Tenant currently generates, together with any changes in such form that may be approved by Landlord) to Landlord consisting of a balance sheet, income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises. Without limitation, such reports shall clearly state, as applicable, Gross Revenues, Expansion Premises Gross Revenues, Gross Medicare Home Health Revenues, Expansion Premises Gross Medicare Home Health Revenues, Gross Non-Medicare Home Health Revenues and Expansion Premises Gross Non-Medicare Home Health Revenues for the applicable period.

            10.2 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days of the end of each of the first three quarters of the fiscal year of both Tenant, Tenant shall deliver to Landlord its quarterly consolidated financial statements, substantially in the form as previously provided to Landlord.

            10.3 ANNUAL FINANCIAL STATEMENT. Within ninety (90) days of the fiscal year end of Tenant, Tenant shall deliver to Landlord an annual consolidated financial statement of Tenant, audited by a certified public accounting firm acceptable to Landlord in Landlord's reasonable discretion. Notwithstanding any of the other terms of this Section 10.3, if Tenant becomes subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable securities laws.

            10.4 ACCOUNTING PRINCIPLES. All of the reports and statements required hereby shall be prepared in accordance with GAAP and Tenant's accounting principles and procedures consistently applied.

            10.5 REGULATORY REPORTS. In addition, Tenant shall promptly, but in any event no later than ten (10) business days of receipt thereof, deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the Premises and the operation of business thereon, including, without limitation, state department of health licensing surveys, any applicable Medicare and Medicaid (and successor programs) certification surveys and life safety code reports. Within





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

five (5) calendar days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare or Medicaid (or successor programs) if applicable, any suspension, termination or restriction placed upon Tenant or the Premises, the operation of business thereon or the ability to admit patients, or any violation of any other permit, approval or certification in connection with the Premises or its business, by any federal, state or local authority including without limitation Medicare or Medicaid (or successor programs), if applicable.

      11.   EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

            11.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("EVENT OF DEFAULT"):

                 11.1.1 The failure to pay within five (5) calendar days of the date when due any Minimum Rent, Additional Rent, Expansion Premises Minimum Rent, Expansion Premises Additional Rent, taxes or assessments, utilities, premiums for insurance or other charges or payments required of Tenant under this Lease;

                 11.1.2 A material breach by Tenant or Crossings International Corporation, a Washington corporation ("OLD CROSSINGS"), of any of the representations, warranties or covenants in favor of Landlord as set forth in the Purchase and Sale Agreement dated as of December 15, 1995, by and between Landlord, Tenant, Old Crossings and 2010 Union Limited Partnership, a Washington limited partnership ("UNION LIMITED PARTNERSHIP") (the "PURCHASE AGREEMENT");

                 11.1.3 A material breach by Tenant of any of the representations, warranties or covenants in favor of Landlord as set forth in the Purchase and Sale and Exchange Agreement dated as of June 18, 1996, by and between Landlord, Tenant, Douglas W. Tamura, an individual, Christopher Korte, an individual, and Christine Korte, an individual (the "PURCHASE AND EXCHANGE AGREEMENT");

                 11.1.4 A material default by Tenant (or any Affiliate of Tenant) ("AFFILIATE" being defined to mean, with respect to any person or entity, any other person or entity which "CONTROLS" [as defined in
      Section 23.1 below], is Controlled by or is under common Control with the first person or entity) under any obligation other than this Lease owed by Tenant (or any Affiliate of Tenant) to Landlord or any Affiliate of Landlord (including, without limitation, any of the Other Leases [as hereinafter defined], and any and all amendments, modifications and restatements thereto and all extensions and renewals thereof, any other loan or financing agreement or any other lease, but not including that certain Loan Agreement dated as of December 15, 1995, by and between Landlord, as lender, and Union Limited Partnership, as borrower, and the "LOAN DOCUMENTS" as defined therein), which default is not cured within any applicable





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

      cure period provided in the documentation for such obligation. As used herein, "OTHER LEASES" shall mean, collectively, and excluding this Lease, the following: (i) those certain Leases and Security Agreements dated as of December 15, 1995, between Landlord and Tenant, with respect to the following facilities: A) The Atrium, 3350 30th Street, Boulder, Colorado 80301; B) Canterbury Gardens, 11265 E. Mississippi Ave., Aurora, Colorado 80012; C) Ridge Point, 3375 34th Street, Boulder, Colorado 80301; D) River Place, 739 E. Parkcenter Blvd., Boise, Idaho 83706; E) Albany Residential, 1560 Davidson St. SE, Albany, Oregon 97321; F) Courtyard Village, 1929 Grand Prairie Rd SE, Albany, Oregon 97321; G) Forest Grove Residential, 3110 19th Ave., Forest Grove, Oregon 97116; H) The Heritage at Rogue Valley, 3033 Barnett Rd., Medford, Oregon 97504; I) McMinnville Residential, 775 E 27th Street, McMinnville, Oregon 97128; J) Columbia Edgewater, 1629 George Washington Way, Richland, Washington 99352; (ii) that certain Sublease and Security Agreement dated as of December 15, 1995, between Landlord and Tenant, with respect to Heritage, Mt. Hood, 25200 S.E. Stark Street, Gresham, Oregon 97030; (iii) that certain Sublease and Security Agreement dated as of December 15, 1995, between 2010 Union Limited Partnership, a Washington limited partnership, as landlord, and Tenant, as tenant, with respect to Union Park at Allenmore, 2010 South Union Ave., Tacoma, Washington 98405; and (iv) that certain Lease and Security Agreement dated as of March 27, 1996, between Landlord and Tenant, with respect to Allenmore Assisted Living in Tacoma, Washington.

                 11.1.5 A material default by Tenant with respect to any obligation which affects the Premises or any of the "Premises" (as such term is defined in the Other Leases) in the Other Leases, under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation;

                 11.1.6 Any material misstatement or omission of fact in any written report, notice or communication from Tenant to Landlord with respect to Tenant or the Premises;

                 11.1.7 Except as permitted under Section 23.2 below, any change (voluntary or involuntary, by operation of law or otherwise) in the person, persons, entity or entities which ultimately exert effective control over the management of the affairs of Tenant as of the date hereof; provided, however, nothing contained in this Section 11.1.7 is intended to restrict the authority of the respective boards of directors of Tenant to appoint officers or management of Tenant;

                 11.1.8 An assignment by Tenant of all or substantially all of its property for the benefit of creditors;





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

                 11.1.9 The appointment of a receiver, trustee, or liquidator for Tenant, or any of the property of Tenant, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that Tenant intends to cause such appointment to be discharged and Tenant does not thereafter diligently prosecute such discharge to completion within thirty (30) days after the date of such appointment;

                 11.1.10 The filing by Tenant of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant by any other party and Tenant does not within three (3) business days of any such filing inform Landlord in writing of the intent by Tenant to cause such petition to be dismissed, if Tenant does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

                 11.1.11 The occurrence of a default by Tenant under the Development Agreement or the Construction Contract (as defined in the Development Agreement) which is not cured within any applicable cure period provided for therein);

                 11.1.12 The failure to perform or comply with any other term or provision of this Lease (other than those provisions set forth in Section 11.1.13 below) not requiring the payment of money, including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises or the breach of any representation or warranty of Tenant in this Lease; provided, however, the default described in this Section 11.1.12 is curable and shall be deemed cured, if: (i) within three (3) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's receipt of a notice of default from Landlord;

                 11.1.13 There shall be no cure period in the event of the breach by Tenant of (i) the obligation to provide replacement policies of insurance as required in Section 5.1 above, (ii) the provisions of
      Section 21 below, or (iii) the provisions of Section 23 below with respect to assignments and other related matters; and





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

                 11.1.14 All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

            11.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the State of Idaho available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Personal Property and Intangible Property all remedies granted under the laws of such State to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                 11.2.1 Sue for the specific performance of any covenant of Tenant under this Lease as to which Tenant is in breach;

                 11.2.2 Upon compliance with the requirements of applicable law, Landlord may do any of the following: enter upon any of the Premises, terminate this Lease, dispossess Tenant from any of the Premises and/or collect money damages by reason of Tenant's breach, including without limitation all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

                 11.2.3 Elect to leave this Lease in place and sue for rent and/or other money damages as the same come due;

                 11.2.4 Before or after repossession of any of the Premises pursuant to Section 11.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting. Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers;

                 11.2.5 Sell the Tenant Personal Property in a non-judicial foreclosure sale.

                 11.2.6 Upon the failure of Tenant to satisfy all of the conditions precedent to the initial disbursement of Expansion Development Costs as set forth in the Development Agreement, on or before September 30, 1996 (an "INITIAL DISBURSEMENT DEFAULT"), or upon Tenant's failure to substantially complete the construction of the





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

      River Place Expansion Premises by the Completion Date (as such term is defined in the Development Agreement) (a "COMPLETION DATE DEFAULT"), or upon Tenant's failure to complete each of the material items set forth in the Construction Schedule (as such term is defined in the Development Agreement) within the time period(s) set forth therein (a "CONSTRUCTION SCHEDULE DEFAULT"), after notice and the expiration of any applicable cure period provided in the Development Agreement, require Tenant to purchase from Landlord, in the sole and absolute discretion of Landlord, either all of the Premises or only the River Place Expansion Premises (the portion of the Premises Landlord elects to require Tenant to purchase being referred to herein as the "PUT PREMISES"), for a cash price equal to the sum of (i) Landlord's Original Investment (if the Put Premises includes the Original River Place Premises) and (ii) Landlord's Expansion Premises Investment and (iii) any rent or other amounts due and unpaid as of the closing date of such transaction (as increased by any amounts advanced by Landlord pursuant to Section 6.7 and decreased by any net award paid to Landlord pursuant to Section 14.2). So long as Tenant continues to pay all rent and other amounts due as provided in this Lease, Tenant shall have one hundred eighty (180) days from Landlord's exercise of its option pursuant to this Section 11.2.6 in which to consummate such purchase utilizing an escrow at a national title company selected by Landlord. Such escrow shall be documented on such title company's standard sale escrow instructions without representations or warranties on behalf of Landlord and without any due diligence or other contingencies in favor of the buyer. Tenant shall pay all costs of such sale transaction. At the close of such sale, Landlord shall deliver to Tenant title to the Put Premises subject only to those title exceptions shown on Exhibit "E" attached hereto. Tenant's failure to complete the purchase of the Put Premises or to pay rent and other amounts due as provided herein shall, upon expiration of the cure period set forth in
      Section 11.1.1, constitute an Event of Default, and the amount owed to Landlord by Tenant pursuant to this Section 11.2.6 for the purchase of the Put Premises shall bear interest from the date due at a per annum rate equal to the lesser of the Bank of America reference rate plus five percent (5%) or the highest rate permitted by law. In addition to the remedies provided in this Section 11.2.6, Landlord shall have the right to receive all attorneys' fees and costs incurred in connection with Tenant's default and Tenant's purchase of the Put Premises. The remedies provided in this Section 11.2.6, if elected by Landlord, shall together be an exclusive remedy with respect to the defaults described in this
      Section 11.2.6, and Tenant's consummation of the purchase of the Put Premises in accordance with this Section 11.2.6 and payment of attorneys' fees and costs shall cure such defaults for the purposes of any agreement or document that may be cross-defaulted with this Lease. If the Put Premises consists only of the River Place Expansion Premises, this Lease shall not terminate and shall remain in full force and effect with respect to the Original River Place Premises.

                 11.2.7 After the occurrence of an Initial Disbursement Default, or a Completion Date Default, or a Construction Schedule Default, elect to leave this Lease in place and take over construction of the River Place Expansion Premises using the





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

      Development Advance, without relieving Tenant of its obligation to pay any shortage pursuant to the Development Agreement. In such event, Tenant shall cooperate with Landlord and shall provide all documents or information and perform any action reasonably necessary to smoothly effectuate the transition.

                 11.2.8 For the purpose of calculating rent loss damages payable to Landlord with respect to the Original River Place Premises, Additional Rent for all periods after an Event of Default shall be calculated based on the higher of the sum of (i) actual Gross Revenues, Gross Medicare Home Health Revenues and Gross Non-Medicare Home Health Revenues or (ii) extrapolated Gross Revenues, Gross Medicare Home Health Revenues and Gross Non- Medicare Home Health Revenues based on Gross Revenues, Gross Medicare Home Health Revenues and Gross Non-Medicare Home Health Revenues performance prior to the Event of Default.

                 11.2.9 For the purpose of calculating rent loss damages payable to Landlord with respect to the River Place Expansion Premises, Expansion Premises Additional Rent for all periods after an Event of Default shall be calculated based on the higher of the sum of (i) actual Expansion Premises Gross Revenues, Expansion Premises Gross Medicare Home Health Revenues and Expansion Premises Gross Non-Medicare Home Health Revenues or (ii) extrapolated Expansion Premises Gross Revenues, Expansion Premises Gross Medicare Home Health Revenues and Expansion Premises Gross Non-Medicare Home Health Revenues based on Expansion Premises Gross Revenues, Expansion Premises Gross Medicare Home Health Revenues and Expansion Premises Gross Non-Medicare Home Health Revenues performance prior to the Event of Default.

            11.3 RECEIVERSHIP. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to apply to a court of competent jurisdiction for the appointment of a receiver to take possession of any of the Premises, to collect the rents, issues, profits and income of any of the Premises and to manage the operation of any of the Premises. Tenant further acknowledges that the revocation, suspension or material limitation of any license required for the lawful operation of the Premises as an ALF/ILF under the laws of the State of Idaho will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Lease, subject to applicable laws and regulations, Landlord may petition an appropriate court for the appointment of such a receiver to enter upon and take possession of any of the Premises, to manage the operation of the Premises (or, upon Landlord's election, any portion thereof as to which Tenant has suffered the revocation, suspension or material limitation of any such license), to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the ALF/ILF licenses and provider certifications of the Premises or to otherwise substitute the licensee or provider thereof. Subject to any applicable laws and regulations, the receiver shall be entitled to a reasonable fee for its services as a receiver.





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

            11.4 LATE CHARGES. Tenant acknowledges that the late payment of any Minimum Rent, Additional Rent, Expansion Premises Minimum Rent or Expansion Premises Additional Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Minimum Rent, Additional Rent, Expansion Premises Minimum Rent or Expansion Premises Additional Rent is not paid within five (5) calendar days after the due date for such rent payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to ten percent (10%) of the amount of any such rent payment not paid on the due date.
Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

            11.5 REMEDIES CUMULATIVE; NO WAIVER. Except as provided in Section 11.2.6, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

            11.6 PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD.   If Tenant
at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of the Prime Rate as reported daily by the Wall Street Journal plus 5% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

            11.7 WAIVER OF REDEMPTION RIGHTS.   IN THE EVENT THAT LANDLORD
EXERCISES ANY OF ITS REMEDIES UNDER THIS LEASE, TENANT





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

EXPRESSLY WAIVES ALL RIGHTS OF REDEMPTION WHICH TENANT MAY HAVE TO THE EXTENT PERMITTED BY APPLICABLE LAW.

      12. SECURITY DEPOSIT. Tenant has deposited with the Landlord the sum of One Hundred Forty-Nine Thousand Two Hundred Fifty Dollars ($149,250.00) representing a security deposit against the faithful performance of the terms and conditions contained in this Lease. On or before November 18, 1996, Tenant shall increase the foregoing security deposit by depositing with Landlord (from Tenant's own funds, and not from the Development Advance) the sum of Seventy Two Thousand Seven Hundred Sixty Dollars ($72,760.00). On or before April 18, 1997, Tenant shall again increase the foregoing security deposit by depositing with Landlord (from Tenant's own funds, and not from the Development Advance) the sum of Seventy Two Thousand Seven Hundred Sixty Dollars ($72,760.00). Landlord shall not be deemed a trustee as to such deposit and shall have the right to commingle said security deposit with its own or other funds. Interest thereon shall be paid by Landlord to the Tenant on a quarterly basis in arrears
(i) if Landlord segregates such deposit from its general funds, at the average rate earned in such period on Landlord's cash and cash equivalent investments, and (ii) if Landlord does not segregate such deposit from its general funds, at the average cost of funds for Landlord for short term borrowings for such period. Tenant shall have the right to substitute a letter of credit for such deposit on terms and issued by a financial institution acceptable to Landlord.

      13.   DAMAGE BY FIRE OR OTHER CASUALTY.

            13.1 RECONSTRUCTION USING INSURANCE. In the event of the damage or destruction of any portion of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the Premises so affected pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds.

            13.2 SURPLUS PROCEEDS. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant.

            13.3 NO RENT ABATEMENT. The rent payable under this Lease shall not abate by reason of any damage or destruction of any of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.





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

      14.   CONDEMNATION.

            14.1 COMPLETE TAKING. If during the Term all or substantially all of either of the Original River Place Premises or the River Place Expansion Premises is taken or condemned by any competent public or quasi-public authority (the portion of the Premises so taken being referred to herein as the "TAKEN PREMISES"), then Tenant may, at Tenant's election, made within thirty
(30) days of such taking by condemnation, terminate this Lease as to the Taken Premises, and the current Minimum Rent and Additional Rent or Expansion Premises Minimum Rent and Expansion Premises Additional Rent, as applicable, shall be prorated as of the date of such termination. The award payable with respect to any Taken Premises shall be allocated between Landlord and Tenant as so allocated by the taking authority. In the absence of such allocation by the taking authority, the award shall be allocated as agreed by Landlord and Tenant. Failing such agreement within thirty (30) days after the effective date of such taking, the award shall be allocated between Landlord and Tenant pursuant to the appraisal procedure described on Exhibit "D" attached hereto.

            14.2 PARTIAL TAKING. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of either of the Original River Place Premises or the River Place Expansion Premises, the Minimum Rent and Additional Rent or Expansion Premises Minimum Rent and Expansion Premises Additional Rent, as applicable, shall be abated to the same extent as the diminution in the fair market value of the individual Premises affected by reason of the condemnation. Such diminution in the fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty (30) days of the effective date of the condemnation such fair market value will be determined by appraisal pursuant to Exhibit "D" attached hereto. Landlord shall be entitled to receive and retain any and all awards for the partial taking and damage and Tenant shall not be entitled to receive or retain any such award for any reason; provided, however, Landlord shall make all or a portion of such award available to Tenant to the extent necessary to, as a result of such taking, make the remaining portion of the Premises operational and functional. The applicable of Landlord's Original Investment and/or Landlord's Expansion Premises Investment will be reduced for all purposes under this Lease by reason of any award paid to Landlord under this Section 14.2 which was not made available to be used by Tenant in accordance with the terms of the previous sentence.

            14.3 LEASE REMAINS IN EFFECT. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of any of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

      15.   PROVISIONS ON TERMINATION OF TERM.

            15.1 SURRENDER OF POSSESSION. Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Landlord the Premises





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

(including, at Landlord's cost, copies of all business records relating to the Premises and all resident charts and records along with appropriate resident consents) in good condition and repair, ordinary wear and tear excepted; provided, however, that if such earlier termination of this Lease occurs prior to the date Tenant is obligated to cause the River Place Expansion Premises to be completed pursuant to the terms of the Development Agreement, Tenant shall, with respect to the River Place Expansion Premises, surrender such portion of the Premises to Landlord in the state of completion and condition then required under the terms of the Development Agreement. The foregoing shall not be deemed or construed to reduce or otherwise limit or restrict Tenant's obligations to cause the River Place Expansion Premises to be completed pursuant to the provisions of the Development Agreement.

            15.2 REMOVAL OF PERSONAL PROPERTY. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord Personal Property (including the Landlord Personal Property replaced by Tenant or required by the State of Idaho or any other governmental entity to operate the Premises for the purpose set forth in Section 6.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

            15.3 TITLE TO PERSONAL PROPERTY NOT REMOVED. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

            15.4 MANAGEMENT OF PREMISES. Upon the expiration or earlier termination of the Term, Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the Premises, and Tenant shall comply with all requests for an orderly transfer of any ALF/ILF license, Medicare and Medicaid (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies (at Landlord's expense except following an Event of Default) of all of Tenant's books and records relating to the Premises and its operations to Landlord.





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

            15.5 CORRECTION OF DEFICIENCIES. Upon termination or cancellation of this Lease, Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey by any federal, state or local governmental agency with jurisdiction over the Premises for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or earlier termination of the Term in accordance herewith. Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct any deficiencies of a physical nature that would be required to maintain the level of care then being provided to the residents of the Premises as identified by the State of Idaho Department of Health and Welfare or any other applicable government agency (including, without limitation, Medicare or Medicaid (or any successor program) providers) in the course of the change of ownership inspection and audit. To the extent permitted by applicable rules and regulations, Tenant shall be permitted in good faith and at its expense to contest the determination of the existence and amount of any alleged deficiencies. Each contest permitted by this Section
15.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

            16. NOTICES AND DEMANDS. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be deemed to have been properly given upon actual receipt thereof or within two (2) business days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid
(i) if to Tenant, addressed to Alternative Living Services, Inc., 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, Attn: William F. Lasky, Fax No. (414) 789-9592, with a copy to Crossings International
Corporation, 1201 Pacific Avenue, Suite 1800, Tacoma, Washington 98402,   Attn:
President, Fax No. (206) 383-9979, with a copy to Rogers & Hardin, 2700 Cain Tower, 229 Peach Tree Street NE, Atlanta, Georgia 30303, Attn: Alan C. Leet, Esq., Fax No. (404) 525-2224 or at such other address as Tenant from time to time may have designated by written notice to Landlord, (ii) if to Landlord, addressed to Nationwide Health Properties, Inc., 4675 MacArthur Court, Suite 1170, Newport Beach, California 92660, Fax No. (714) 251-9644 with a copy to Sherry & Holthouse LLP, 18301 Von Karman Avenue, Suite 420, Irvine, California 92715, Attn: Kevin L. Sherry, Esq., Fax No. (714) 251-0244, or at such address as Landlord may from time to time have designated by written notice to Tenant. Refusal to accept delivery shall be deemed delivery. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

      17. RIGHT OF ENTRY; EXAMINATION OF RECORDS. Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason including, without limitation, Tenant's default under this Lease, or to exhibit the Premises for sale, lease (but as to showing for lease, in the twelve (12) months prior to the expiration of the Initial Term or any applicable Renewal Term, so long as there is no Event of Default under this Lease, only if Tenant has not





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

exercised its option to renew pursuant to Section 1.2.1 above) or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with patients, patient care, or any other of Tenant's operations. During normal business hours, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Premises, whether kept at the Premises or at some other location, including, without limitation, Tenant's financial records relating to the Premises.

      18. LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 18, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Any such Encumbrance shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred under this Lease, Tenant's occupancy hereunder, including but without limitation Tenant's right of quiet enjoyment provided in
Section 19, shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise. Upon the request of Landlord, Tenant shall subordinate this Lease to the lien of a new Encumbrance on the Premises, on the condition that the proposed lender agrees not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder.

      19. QUIET ENJOYMENT. So long as there is no Event of Default by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Section 13 and 14 hereof).

      20. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of Idaho without regard to the conflict of laws rules of such State.

      21.   PRESERVATION OF GROSS REVENUES.

            21.1 Tenant acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, on the concentration on the Premises during the Term of the ALF/ILF business of Tenant and its Affiliates in the geographical area in which the Premises is located. Tenant further acknowledges that the diversion of resident or patient care activities from either the Original River Place Premises or the River Place Expansion Premises to other facilities or other healthcare providers owned or operated by Tenant or its





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

Affiliates at or near the end of the Term will have a material adverse impact on the value and utility of each individual Premises.

                 21.1.1 Therefore, Tenant agrees that during the Term, and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Premises and the permitted use thereof as contemplated under this Lease, within a three (3) mile radius of the Premises; provided, that, Tenant may develop or purchase such other facilities within such radius of the Premises with the consent of Landlord, which consent shall not be unreasonably withheld.

                 21.1.2 In addition, Tenant hereby covenants and agrees that for a period of one year following the expiration or earlier termination of this Lease, neither Tenant nor any of its Affiliates shall, without prior written consent of Landlord, hire, engage or otherwise employ any management or supervisory personnel working on or in connection with the Premises.

            21.2 Except as required for medically appropriate reasons, prior to and after Lease termination, neither Tenant nor any of its Affiliates will recommend or solicit the removal or transfer of any resident or patient from the Premises to any other nursing or health care facility, or to any senior housing or retirement housing facility.

      22.   HAZARDOUS MATERIALS.

            22.1 HAZARDOUS MATERIAL COVENANTS. Tenant's use of the Premises shall comply with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord, in accordance with all Hazardous Materials Laws and good business practices.

            22.2 TENANT NOTICES TO LANDLORD. Tenant shall immediately advise Landlord in writing of:

                 22.2.1 any Environmental Activities in violation of any Hazardous Materials Laws,

                 22.2.2 any Hazardous Materials Claims against Tenant or the Premises,





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

                 22.2.3 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws,

                 22.2.4 Tenant's discovery of any occurrence or condition on or in the vicinity of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials,

                 22.2.5 all communications to or from Tenant, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Premises, including copies thereof.

            22.3 EXTENSION OF TERM. Notwithstanding any other provision of this Lease, in the event any Hazardous Materials are discovered on, under or about the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired).

            22.4 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS.   Landlord shall
have the right, at Tenant's sole cost and expense and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

            22.5 ENVIRONMENTAL ACTIVITIES shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises. Nothing contained in the foregoing or elsewhere in this Section 22 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation or warranty given by Tenant to Landlord with respect to Hazardous Materials or environmental matters generally as set forth in the Purchase Agreement and/or the Purchase and Exchange Agreement.

            22.6 HAZARDOUS MATERIALS shall mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more





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restrictive standard then prevailing; (v) medical wastes and biohazards; (vi)
radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

            22.7 HAZARDOUS MATERIALS CLAIMS shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

            22.8 HAZARDOUS MATERIALS LAWS shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

      23. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign or hypothecate this Lease or any interest herein or sublet either of the Original River Place Premises or the River Place Expansion Premises or any part thereof except to residents of the Premises and providers of incidental services to residential tenants such as barber shops, beauty shops and the like, provided, that the square footage of space in the Premises allocated to such providers shall not exceed in the aggregate five percent (5%) of the total square footage of the buildings now or hereafter included in the Premises. For the purposes of this Lease, a management or similar agreement shall be considered to be an assignment of this Lease by Tenant. Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet the Premises or any portion thereof to a wholly-owned subsidiary of Tenant, provided that such subsidiary fully assumes the obligations of Tenant under this Lease, Tenant remains fully liable under this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such subsidiary shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to





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

qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

            23.1 For the purposes of this Lease, the transfer, assignment, sale, hypothecation or other disposition of any stock of Tenant, which results in a change in the Person (as hereinafter defined) which ultimately exerts effective Control (as hereinafter defined) over the management of the affairs of Tenant, as of the date hereof, shall be deemed to be an assignment of the Lease. For purposes herein, "CONTROL" shall mean, as applied to any individual, partnership, association, corporation or other entity (collectively, "PERSON"), the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise. Notwithstanding the foregoing, nothing contained in this Section 23.1 is intended to restrict the authority of the respective boards of directors of Tenant to appoint officers or management of Tenant.

            23.2 Notwithstanding anything to the contrary contained in Sections 11 and 23.1, in no event shall (a) a leveraged buyout by existing management of Tenant (the "MGMT LBO"); or (b) an employee stock option plan leveraged buyout (the "ESOP LBO"); or (c) an initial public offering of Tenant (the "IPO"); or
(d) after the IPO, any other transfer, exchange, issuance, assignment, sale, hypothecation or other disposition of the capital stock of Tenant (collectively, the "STOCK TRANSACTIONS"); or (e) any merger or business combination of Tenant with another Person or Persons (a "MERGER"), be deemed to be an assignment of this Lease or an Event of Default hereunder, provided that
(i) with respect to a Mgmt LBO or an ESOP LBO, Landlord must have approved in advance, upon its reasonable discretion, the terms of any leveraged buyout; and
(ii) with respect to a Merger or one or a series of Stock Transactions which results in a change in Control of Tenant, Landlord shall have approved in advance, upon its sole discretion, the Person (and any Persons which are affiliated with such Person in connection with the transaction) acquiring Control of Tenant; provided, however, Landlord's consent shall not be unreasonably withheld in the event that such Person(s), in Landlord's good faith judgment, has/have a financial condition and creditworthiness that exceeds that of Tenant immediately prior to any such Merger or Stock Transaction, and such Person(s)' experience, reputation and competence in operating healthcare facilities is satisfactory to Landlord. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that the transfer, exchange, issuance, assignment, sale, hypothecation or other disposition, on a cumulative basis, of thirty percent (30%) or more of the voting stock (or other equity/debt instruments convertible to voting stock) of Tenant to any Person or related group of Persons who did not have such ownership interest after the IPO, shall constitute a change in Control and an assignment of the Lease requiring the consent of Landlord. Furthermore, and notwithstanding the foregoing, in the event that Tenant elects to assign this Lease or sublet the Premises or any portion thereof to a wholly-owned subsidiary of Tenant pursuant to the terms of this Section 23, the transfer, exchange, issuance, assignment, sale, hypothecation or other disposition, on a cumulative basis, of twenty-five percent (25%) or more of the voting stock (or other equity/debt





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

instruments convertible to voting stock) or ownership control of any such subsidiary to any Person or Persons shall constitute an assignment of the Lease requiring the consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion.

      24.   INDEMNIFICATION.   To the fullest extent permitted by law, Tenant
agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including without limitation punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), the Premises, or the operations of Tenant on the Premises, including, without limitation, all Environmental Activities on the Premises, all Hazardous Materials Claims or any violation by Tenant of a Hazardous Materials Law with respect to the Premises; provided, however, such indemnity shall not extend to any such suit, claim or damage which is caused solely by the willful misconduct or gross negligence of Landlord, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense with legal counsel satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

      25.   HOLDING OVER.   If Tenant shall for any reason remain in possession
of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental each month, 1 1/2 times the aggregate of the monthly Minimum Rent and Expansion Premises Minimum Rent payable with respect to the last Lease Year plus Additional Rent and Expansion Premises Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.

      26. ESTOPPEL CERTIFICATES. Each of Landlord and Tenant shall, at any time upon not less than five (5) days prior written request by the other party, execute, acknowledge and deliver to the requesting party or its designee a statement in writing, executed by an officer or general partner, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Minimum Rent, Additional Rent, Expansion Premises Minimum Rent, Expansion Premises Additional Rent and additional charges hereunder have been paid, certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as the requesting party may reasonably request.

      27. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Premises shall convey the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

      28. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE AND OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY HEREUNDER.

      29. ATTORNEYS' FEES. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

      30. SEVERABILITY. In the event any part or provision of the Lease shall be determined to be invalid or unenforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

      31. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

      32. BINDING EFFECT. Subject to the provisions of Section 23 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

      33.   WAIVER AND SUBROGATION.   Landlord and Tenant hereby waive to each
other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.





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

      34.   MEMORANDUM OF LEASE.   Landlord and Tenant shall, promptly upon the
request of either, enter into a short form memorandum of the Lease, in form suitable for recording under the laws of the State of Idaho in which reference to this Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

      35. INCORPORATION OF RECITALS AND ATTACHMENTS. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

      36. TITLES AND HEADINGS. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

      37. USURY SAVINGS CLAUSE. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

      38. JOINT AND SEVERAL. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

      39. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the obligations, representations, warranties and covenants of Tenant under this Lease shall survive the expiration or earlier termination of the Term.

      40. INTERPRETATION. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

      Executed as of the date indicated above.

                             TENANT:
                             ------

                             ALTERNATIVE LIVING SERVICES, INC.,
                             a Delaware corporation


                             By:   /s/ William F. Lasky
                                   ---------------------------
                                   William F. Lasky, President

                             LANDLORD:
                             --------

                             NATIONWIDE HEALTH PROPERTIES, INC.,
                             a Maryland corporation


                             By:   /s/ Gary E. Stark
                                   -----------------------------
                                   Gary E. Stark, Vice President

                                 EXHIBIT "A(1)"

                       Legal Description of the Premises

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF IDAHO, COUNTY OF ADA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PARCEL OF LAND BEING A PORTION OF LOTS 1 AND 2 OF H.G. MYERS COUNTRY ACRES SUBDIVISION NO. 2, AS FILED FOR RECORD IN THE OFFICE OF THE ADA COUNTY RECORDER, BOISE, IDAHO IN BOOK 18 OF PLATS AT PAGE 1183, AS SHOWN ON RECORD OF SURVEY NO. ________________, FILED FOR RECORD IN THE OFFICE OF THE ADA
COUNTY RECORDER, BOISE, IDAHO UNDER INSTRUMENT NO. __________, AND LYING IN THE NORTHEAST QUARTER OF SECTION 23, TOWNSHIP 3 NORTH, RANGE 2 EAST,
BOISE MERIDIAN, BOISE, ADA COUNTY, IDAHO AND MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT A BRASS CAP MARKING THE NORTHEAST CORNER OF THE SAID SECTION 23; THENCE NORTH 87 (degrees) 19'10" WEST 431.35 FEET TO AN ALUMINUM CAP ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF EAST PARKCENTER BOULEVARD, ALSO SAID POINT MARKING A POINT OF BEGINNING OF CURVE; THENCE ALONG THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT 210.01 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 08 (degrees) 46'04", A RADIUS OF 1372.40 FEET AND A LONG CHORD BEARING SOUTH 38 (degrees) 23'37" EAST 209.81 FEET TO AN IRON PIN, ALSO SAID POINT BEING THE REAL POINT OF BEGINNING; THENCE CONTINUING ALONG A CURVE TO THE RIGHT 303.28 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 12 (degrees) 39'41", A RADIUS OF 1372.40 FEET AND A LONG CHORD BEARING SOUTH 27 (degrees) 40'44" EAST
302.66 FEET TO AN IRON PIN MARKING A POINT OF A NON-TANGENT; THENCE CONTINUING SOUTH 21 (degrees) 04'52" EAST 173.27 FEET TO AN IRON PIN MARKING A POINT OF CURVE; THENCE CONTINUING ALONG A CURVE TO THE RIGHT 267.21 FEET, SAID CURVE HAVING A CENTRAL ANGLE 11 (degrees) 04'29", A RADIUS OF 1382.40 FEET AND A LONG CHORD BEARING SOUTH 08 (degrees) 38'29" EAST 266.79 FEET TO AN IRON PIN MARKING A POINT OF NON-TANGENT; THENCE CONTINUING SOUTH 02 (degrees) 46'26" WEST 24.04 FEET TO AN IRON PIN; THENCE LEAVING THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE SOUTH 61 (degrees) 59'29" WEST 59.78 FEET TO AN IRON PIN; THENCE SOUTH 58 (degrees) 37'29" WEST 38.79 FEET TO A POINT ON THE CENTERLINE OF LOGGERS CREEK; THENCE ALONG THE SAID CENTERLINE NORTH 75 (degrees) 38'31" WEST 208.63 FEET TO A POINT; THENCE CONTINUING NORTH 59 (degrees) 22'31" WEST 297.55 FEET TO A POINT; THENCE CONTINUING NORTH 48 (degrees) 10'31" WEST 147.55 FEET TO A POINT; THENCE CONTINUING NORTH 41#16'01" WEST 206.48 FEET TO A POINT; THENCE CONTINUING NORTH 57 (degrees) 01'01" WEST 48.41 FEET TO A POINT; THENCE CONTINUING NORTH 44 (degrees) 31'31" WEST 16.48 FEET TO A POINT; THENCE LEAVING THE SAID CENTERLINE NORTH 45 (degrees) 27'07" EAST 345.87 FEET TO AN IRON PIN; THENCE SOUTH 44 (degrees) 32'53"





                                   A(1)-1

EAST 228.33 FEET TO AN IRON PIN; THENCE NORTH 45 (degrees) 27'07" EAST 272.02 FEET TO THE POINT OF BEGINNING,

SAID PARCEL OF LAND CONTAINS 8.46 ACRES, MORE OR LESS.





                                   A(1)-2

                                 EXHIBIT "A(2)"

                     Legal Description of Acquired Parcels

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF IDAHO, COUNTY OF ADA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

A PARCEL OF LAND BEING A PORTION OF LOTS 1 AND 2 OF H.G. MYERS COUNTRY ACRES SUBDIVISION NO. 2, AS FILED FOR RECORD IN THE OFFICE OF THE ADA COUNTY RECORDER, BOISE, IDAHO IN BOOK 18 OF PLATS AT PAGE 1183, LYING IN THE NORTHEAST QUARTER OF SECTION 23, TOWNSHIP 3 NORTH, RANGE 2 EAST, BOISE MERIDIAN, BOISE, ADA COUNTY, IDAHO AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A BRASS CAP MARKING THE NORTHEAST CORNER OF THE SAID SECTION 23; THEN NORTH 87(degrees)19'10" WEST 431.35 FEET TO AN ALUMINUM CAP ON THE S OUTHWESTERLY RIGHT-OF-WAY LINE OF EAST PARKCENTER BOULEVARD, ALSO SAID POINT MARKING A POINT OF BEGINNING OF CURVE; THENCE ALONG THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT 210.01 FEET, SAID CURVE HAVING
A CENTRAL ANGLE OF 08(degrees)46'04", A RADIUS OF 1372.40 FEET AND A LONG
CHORD BEARING SOUTH 38(degrees)23'37" EAST 209.81 FEET TO AN IRON PIN;
THENCE LEAVING THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE SOUTH 45(degrees)27'07" WEST 272.02 FEET TO AN IRON PIN, ALSO SAID POINT BEING THE REAL POINT OF BEGINNING; THENCE CONTINUING SOUTH 45(degrees)27'07" WEST 94.82 FEET TO A POINT; THENCE NORTH 44(degrees)32'53" WEST 228.33 FEET TO A POINT; THENCE NORTH 45(degrees)27'07" EAST 94.82 FEET TO A POINT; THENCE SOUTH 44(degrees)32'53" EAST 228.33 FEET TO THE POINT OF BEGINNING,

SAID PARCEL OF LAND CONTAINS 0.497 ACRE, MORE OR LESS.

PARCEL 2:

A PARCEL OF LAND BEING A PORTION OF LOT 1 OF H.G. MYERS COUNTRY ACRES SUBDIVISION NO. 2, AS FILED FOR RECORD IN THE OFFICE OF THE ADA COUNTY RECORDER, BOISE, IDAHO IN BOOK 18 OF PLATS AT PAGE 1183, LYING IN THE NORTHEAST QUARTER OF SECTION 23, TOWNSHIP 3 NORTH, RANGE 2 EAST, BOISE MERIDIAN, BOISE, ADA COUNTY, IDAHO AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A BRASS CAP MARKING THE NORTHEAST CORNER OF THE SAID SECTION 23; THEN NORTH 87(degrees)19'10" WEST 431.35 FEET TO AN ALUMINUM CAP ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF EAST PARKCENTER BOULEVARD, ALSO SAID
POINT MARKING A POINT OF BEGINNING OF CURVE;





                                   A(2)-1

THENCE ALONG THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT 210.01 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 08(degrees)46'04",
A RADIUS OF 1372.40 FEET AND A LONG CHORD BEARING SOUTH 38(degrees)23'37" EAST
209.81 FEET TO AN IRON PIN; THENCE LEAVING THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE SOUTH 45(degrees)27'07" WEST 366.84 FEET TO A POINT; THENCE NORTH 44(degrees)32'53" WEST 228.33 FEET TO A POINT; THENCE SOUTH 45(degrees)27'07" WEST 135.72 FEET TO A POINT, ALSO SAID POINT BEING THE REAL POINT OF BEGINNING; THENCE CONTINUING SOUTH 45(degrees)27'07" WEST 115.33 FEET TO A POINT ON THE CENTERLINE OF LOGGERS CREEK; THENCE ALONG THE SAID CENTERLINE SOUTH 44(degrees)31'31" EAST 16.48 FEET TO A POINT; THENCE CONTINUING SOUTH 57(degrees)01'01" EAST 48.41 FEET TO A POINT; THENCE CONTINUING SOUTH 41(degrees)16'01" EAST 47.44 FEET TO A POINT; THENCE LEAVING THE SAID CENTERLINE NORTH 50(degrees)31'08" EAST 34.87 FEET TO A POINT; THENCE NORTH 12(degrees)00'25" WEST 135.46 FEET TO THE POINT OF BEGINNING,

SAID PARCEL OF LAND CONTAINS 0.190 ACRE, MORE OR LESS.





                                   A(2)-2

                                 EXHIBIT "A(3)"

                     Legal Description of Exchanged Parcel

fALL THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF IDAHO, COUNTY OF ADA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PARCEL OF LAND BEING A PORTION OF LOTS 1 AND 2 OF H.G. MYERS COUNTRY ACRES SUBDIVISION NO. 2, AS FILED FOR RECORD IN THE OFFICE OF THE ADA COUNTY RECORDER, BOISE, IDAHO IN BOOK 18 OF PLATS AT PAGE 1183, LYING IN THE NORTHEAST QUARTER OF SECTION 23, TOWNSHIP 3 NORTH, RANGE 2 EAST, BOISE MERIDIAN, BOISE, ADA COUNTY, IDAHO AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A BRASS CAP MARKING THE NORTHEAST CORNER OF THE SAID SECTION 23; THEN NORTH 87(degrees)9'10" WEST 431.35 FEET TO AN ALUMINUM CAP ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF EAST PARKCENTER BOULEVARD, ALSO SAID POINT MARKING A POINT OF BEGINNING OF CURVE; THENCE ALONG THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT 210.01 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 08(degrees)46'04", A RADIUS OF 1372.40 FEET AND A LONG CHORD BEARING SOUTH 38(degrees)23'37" EAST 209.81 FEET TO AN IRON PIN; THENCE LEAVING THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE SOUTH 45(degrees)27'07" WEST 366.84 FEET TO A POINT; THENCE NORTH 44(degrees)32'53" WEST 228.33 FEET TO A POINT, ALSO SAID POINT BEING THE REAL POINT OF BEGINNING; THENCE CONTINUING NORTH 44(degrees)32'53" WEST 159.60 FEET TO A POINT; THENCE SOUTH 24(degrees)50'45" WEST 47.63 FEET TO A POINT; THENCE SOUTH 12(degrees)00'25" EAST 169.43 FEET TO A POINT; THENCE NORTH 45(degrees)27'07" EAST 135.72 FEET TO THE POINT OF BEGINNING,

SAID PARCEL OF LAND CONTAINS 0.304 ACRE, MORE OR LESS.





                                   A(3)-1

                                  EXHIBIT "B"

                           Landlord Personal Property

                         [SEE SCHEDULE ATTACHED HERETO]

                                  EXHIBIT "C"

        Sample Procedures for Determining Blended Annual Percentage Rate

                          [SEE TABLE ATTACHED HERETO]

                                  EXHIBIT C
      SAMPLE PROCEDURES FOR DETERMINING BLENDING ANNUAL PERCENTAGE RATE


   A             B                C                     D                      E                    F                      G

Date of      Amount of   10 Yr Treasury Plus     Rent Accrued to     Amount of Expansion       % of Total         Portion Applied to
Advance       Advance       Spread as of        Expansion Premises     Development Costs        Expansion            Blended Annual
                            Advance Date           Minimum Rent                             Development Costs       Percentage Rate
                                                 Increase Date 1            (B + D)                                     (C X F)
7/1/96         $500,000            9.85%                 $45,145             $545,145                9.319%                 .918%

8/1/96          500,000            9.90%                  41,250              541,250                9.252%                 .916%

9/1/96          500,000           10.10%                  37,875              537,875                9.194%                 .929%

10/1/96         500,000            9.90%                  33,000              533,000                9.111%                 .902%

11/1/96         500,000           10.20%                  29,750              529,750                9.056%                 .924%

12/1/96         500,000            9.95%                  24,875              524,875                8.972%                 .893%

1/1/97          500,000           10.10%                  21,042              521,042                8.907%                 .900%

2/1/97          500,000           10.05%                  16,750              516,750                8.834%                 .888%

3/1/97          500,000            9.75%                  12,188              512,188                8.755%                 .854%

4/1/97          500,000            9.85%                   8,208              508,208                8.687%                 .856%
5/1/97          575,219            9.80%                   4,698              579,917                9.913%                 .971%



TOTALS       $5,575,219                                 $274,781           $5,850,000 2            100.000%                9.951%3

            1 Assuming the Expansion Premises Minimum Rent Increase Date is 6/1/97.
            2  The Expansion Development Costs (not to exceed $5,850,000).
            3  Blended Annual Percentage Rate.

                                  EXHIBIT "D"

                               Appraisal Process


      If Landlord and Tenant are unable to agree upon the Fair Market Value of either of the Original River Place Premises or the River Place Expansion Premises within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of fair market value. For all purposes under this Lease, the fair market value of the Premises shall be the fair market value of the Premises, unencumbered by this Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by Landlord and Tenant shall select a third MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the fair market value of the applicable Premises within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal shall be made on a basis consistent with the basis on which the applicable Premises was appraised at the time of its acquisition by Landlord. Tenant and Landlord shall each pay one-half the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

      In the event either Landlord or Tenant fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the applicable Premises in accordance with the provisions of this Exhibit and the fair market value so determined shall be binding upon Landlord and Tenant.

      In the event the MAI Appraisers selected by Landlord and Tenant are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit, either Landlord or Tenant shall have the right to apply at Landlord's and Tenant's equal expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises is located to name the third MAI Appraiser.

      Within five (5) days after completion of the third MAI Appraiser's appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the applicable Premises. If a majority are unable to determine the fair market value at such meeting, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the fair market value of the applicable Premises. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such fair market value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such fair market value. In any event, the result of the foregoing appraisal process shall be final and binding.

            "MAI APPRAISER" shall mean an appraiser licensed or otherwise qualified to do business in the State of Idaho and who has substantial experience in performing appraisals of facilities similar to the Premises and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                  EXHIBIT "E"

                              Permitted Exceptions


      1. The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner's title policy then prevailing in use at the title company which consummates the sale transaction.

      2.    Any matters which an accurate survey of the Premises may show.

      3. Any matters shown as title exceptions in the ALTA owner's policies of title insurance obtained by Landlord in connection with Landlord's acquisition of the Premises.

      4. Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant's acts or omissions.

                                  EXHIBIT "F"

                                  Group Leases

            The Group Leases for this Lease are the leases contained in the group, selected from the following groups, which contains this Lease:


GROUP 1

COURTYARD VILLAGE
1929 Grand Prairie Rd SE
Albany, Oregon 97321

THE ATRIUM
3350 30th Street
Boulder, Colorado 80301

HERITAGE, MT. HOOD
25200 S.E. Stark Street
Gresham, Oregon 97030

FOREST GROVE RESIDENTIAL
3110 19th Ave.
Forest Grove, Oregon 97116


GROUP 2

RIDGE POINT
3375 34th Street
Boulder, Colorado 80301

MCMINNVILLE RESIDENTIAL
775 E 27th Street
McMinnville, Oregon 97128

THE HERITAGE AT ROGUE VALLEY
3033 Barnett Rd.
Medford, Oregon 97504

COLUMBIA EDGEWATER
1629 George Washington Way
Richland, Washington 99352

GROUP 3

ALBANY RESIDENTIAL
1560 Davidson St. SE
Albany, Oregon 97321

CANTERBURY GARDENS
11265 E. Mississippi Ave.
Aurora, Colorado  80012

RIVER PLACE
739 and 741 E. Parkcenter Blvd.
Boise, Idaho 83706





                                    F-2